EXHIBIT 99.1

Onfolio Holdings Inc. Appoints Adam Trainor as Interim Chief Financial Officer

WILMINGTON, Del., December 20, 2024 (GLOBE NEWSWIRE) -- Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (OTC: ONFOP) (the "Company" or "Onfolio"), a company that acquires and manages a diversified portfolio of online businesses, today announced that it has appointed Adam Trainor as interim Chief Financial Officer, effective January 1, 2025. Mr Trainor will also continue in his current role as Chief Operations Officer at the Company.

Mr Trainor has been with the Company since October 2020, first as a manager of several of the Company’s operating entities and later as COO since January 2022. He has spent the past three months working closely with outgoing CFO Esbe van Heerden to absorb the CFO role. Miss van Heerden formally tendered her resignation as the CFO and President of the Company on Dec 16, 2024 effective December 31, 2024. She will remain involved with the Company as an advisor and will assist with the preparations of SEC filings and audit responsibilities.

“I’m thrilled at the opportunity to take on more responsibility at the Company and augment the work I’m already doing with the operating companies. As someone who is close to the ground working with the day-to-day revenue generation activities across a number of subsidiaries, overseeing the financials and capital allocation strategy of the wider Company is something I’m uniquely suited to. Esbe is leaving the Company in the best position it has been in for some time, and I will strive to continue that work as we look ahead to 2025 and beyond,” said Mr Trainor.

“Serving Onfolio in various capacities—as COO, President, and most recently as CFO—has been both a pleasure and an incredible experience. I have every confidence in the team we have built and the direction we are headed. Although it is time for me to step away from my role, I remain fully aligned with and committed to Onfolio’s success and am genuinely excited to see the Company continue to thrive,” said outgoing CFO Esbe van Heerden.

"Esbe joined Onfolio in its very early days in 2019, and was instrumental in helping build our systems and grow to where we are today. I'm so grateful for having had the chance to work with her, and for the time and energy she put into the role,” said Onfolio CEO Dominic Wells.

“While her Onfolio journey doesn't fully end here, we wish her all the best in her next venture. I'm also thrilled to see Adam's growth over the years and looking forward to working even more closely with him in his new role," concluded Wells.

About Onfolio Holdings

Onfolio acquires and manages a diversified portfolio of online businesses. Onfolio acquires business that meet its investment criteria, being that such businesses operate in sectors with long-term growth opportunities, have positive and stable cash flows, face minimal threats of technological or competitive obsolescence and can be managed by our existing team or have strong management teams largely in place. The Company excels at finding acquisition opportunities where the seller has not fully optimized their business, and Onfolio's experience and skillset allows it to add increased value to these existing businesses. Visit www.onfolio.com for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A "Risk Factors" in our most recent Form 10-K and Form 10-Q; other risks to which our Company is subject; other factors beyond the Company's control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

investors@onfolio.com